Exhibit 99.1

Contact: Ira M. Birns, Executive Vice President & Chief Financial Officer Glenn Klevitz Vice President, Assistant Treasurer 305-428-8000

World Fuel Services Corporation Reports First Quarter 2017 Earnings

--- Generates $137 million of Cash Flow from Operations ---
-- Completes Acquisition of ExxonMobil On-Airport Fueling Operations --

MIAMI—April 27, 2017-- World Fuel Services Corporation (NYSE: INT) today reported first quarter 2017 net income of $31.3 million or $0.45 diluted earnings per share. Excluding the impact of certain one-time items, adjusted first quarter net income was $34.6 million or $0.50 adjusted diluted earnings per share. In the first quarter of 2016, net income as adjusted for one-time items was $53.0 million or $0.76 adjusted diluted earnings per share. Non-GAAP net income and diluted earnings per share for the first quarter of 2017, excluding share-based compensation, amortization of acquired intangible assets and other one-time items were $44.5 million and $0.64, respectively, compared to $62.5 million and $0.90 in 2016.
“In the first quarter, we witnessed continued strength in the aviation segment and closed the final phases of the ExxonMobil transaction, while remaining focused on integrating and streamlining overall operations in order to reduce operating costs and gain identified efficiencies” stated Michael J. Kasbar, Chairman and Chief Executive Officer of World Fuel Services Corporation. “We remain focused on executing our strategy of building a ubiquitous global energy management, fulfillment and payments business, while driving improved levels of profitability as the year progresses.”

The company’s aviation segment generated gross profit of $100.0 million, an increase of $11.3 million or 12.7% year-over-year. The company’s marine segment generated gross profit of $33.6 million, a decrease of $5.5 million or 14.2% year-over-year. The company’s land segment generated gross profit of $97.8 million, an increase of $4.2 million or 4.5% year-over-year.

“During the first quarter, we generated $137 million of cash flow from operations, further strengthening our balance sheet, increasing the total cash generated over the past five years to $1.3 billion” said Ira M. Birns, Executive Vice President and Chief Financial Officer. “We repurchased $11 million of our common stock in the first quarter and we expect to repurchase additional shares over the course of the year, delivering incremental value to our shareholders.”

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including Non-GAAP and adjusted net income and diluted earnings per share (“EPS”) for the three months ended March 31, 2017 and 2016 (collectively, the “2017 Non-GAAP Measures”). The 2017 Non-GAAP Measures exclude costs associated with share-based compensation, amortization of acquired intangible assets, acquisition related charges, severance and other restructuring-related costs primarily because we do not believe they are reflective of the Company’s core operating results. We believe the exclusion of share-based compensation from operating expenses is useful given the variation in expense that can result from changes in the fair value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our operating costs. Also, we believe the exclusion of the amortization of acquired intangible assets, acquisition related charges, severance and other restructuring-related costs are useful for purposes of evaluating operating performance of our core operating results and comparing them period over period. We believe that the 2017 Non-GAAP Measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of Non-GAAP and adjusted net income and Non-GAAP and adjusted diluted earnings per common share may not be comparable to the presentation of such metrics by other companies. Non-GAAP and adjusted diluted earnings per common share is computed by dividing non-GAAP net income and adjusted net income, respectively, attributable to World Fuel Services and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested RSUs outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these Non-GAAP Measures to their most directly comparable GAAP financial measures.
Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations about executing on our strategy, reducing costs and gaining identified efficiencies, as well as our expectations about improving our level of profitability. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively integrate and derive benefits from acquired businesses, our ability to capitalize on new market opportunities, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, particularly as a result of seasonality, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the Company’s SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.
About World Fuel Services Corporation
Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement advisory services, supply fulfillment and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.
The Company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, residential and government accounts. The Company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries. For more information, call 305-428-8000 or visit www.wfscorp.com.
-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	As of
	March 31,	December 31,
	2017	2016
Assets:
Current assets:
Cash and cash equivalents	$619.3	$698.6
Accounts receivable, net	2,209.1	2,344.0
Inventories	460.0	458.0
Prepaid expenses	46.4	46.5
Short-term derivative assets, net	50.0	58.9
Other current assets	204.4	230.6
Total current assets	3,589.2	3,836.6
Property and equipment, net	317.3	311.2
Goodwill	883.4	835.8
Identifiable intangible and other non-current assets	473.6	429.1
Total assets	$5,263.6	$5,412.6
Liabilities:
Current liabilities:
Short-term debt	$17.1	$15.4
Accounts payable	1,729.5	1,770.4
Customer deposits	98.5	90.8
Accrued expenses and other current liabilities	249.6	306.0
Total current liabilities	2,094.7	2,182.7
Long-term debt	1,065.8	1,170.8
Non-current income tax liabilities, net	88.5	84.6
Other long-term liabilities	39.0	34.5
Total liabilities	3,288.0	3,472.6
Commitments and contingencies
Equity:
World Fuel shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 69.6 and 69.9 issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	0.7	0.7
Capital in excess of par value	391.8	399.9
Retained earnings	1,706.5	1,679.3
Accumulated other comprehensive loss	(138.1)	(154.8)
Total World Fuel shareholders' equity	1,960.8	1,925.0
Noncontrolling interest equity	14.8	15.0
Total equity	1,975.6	1,940.0
Total liabilities and equity	$5,263.6	$5,412.6
.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended
	March 31,
	2017	2016
Revenue	$8,194.3	$5,190.8
Cost of revenue	7,962.9	4,969.3
Gross profit	231.4	221.5
Operating expenses:
Compensation and employee benefits	104.5	95.9
Provision for bad debt	2.5	1.5
General and administrative	74.1	63.1
	181.1	160.5
Income from operations	50.3	61.0
Non-operating expenses, net:
Interest expense and other financing costs, net	(12.7)	(7.6)
Other (expense) income, net	(1.6)	1.3
	(14.3)	(6.3)
Income before income taxes	36.1	54.8
Provision for income taxes	5.0	3.1
Net income including noncontrolling interest	31.1	51.6
Net loss attributable to noncontrolling interest	(0.3)	(0.1)
Net income attributable to World Fuel	$31.3	$51.8

Basic earnings per common share	$0.46	$0.74

Basic weighted average common shares	68.7	69.5

Diluted earnings per common share	$0.45	$0.74

Diluted weighted average common shares	69.2	70.0

Comprehensive income:
Net income including noncontrolling interest	$31.1	$51.6
Other comprehensive income (loss):
Foreign currency translation adjustments	6.4	1.3
Cash Flow hedges, net of income tax benefit of $6.5 for the three months ended March 31, 2017	10.5	(0.2)
Other comprehensive income	16.9	1.0
Comprehensive (loss) income including noncontrolling interest	48.0	52.7
Comprehensive (loss) income attributable to noncontrolling interest	(0.1)	1.5
Comprehensive income attributable to World Fuel	$48.0	$51.2

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net income including noncontrolling interest	$31.1	$51.6
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	22.6	18.4
Provision for bad debt	2.5	1.5
Share-based payment award compensation costs	4.1	4.1
Deferred income tax (benefit) provision	(6.3)	1.8
Extinguishment of liabilities, net	(1.0)	(1.8)
Foreign currency losses (gains), net	(3.0)	6.2
Other	0.1	1.4
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	129.5	142.9
Inventories	0.7	26.1
Prepaid expenses	(0.2)	11.7
Short-term derivative assets, net	10.1	85.1
Other current assets	21.0	(12.8)
Cash collateral with financial counterparties	15.8	54.0
Other non-current assets	4.1	7.1
Accounts payable	(44.7)	(191.2)
Customer deposits	7.3	(23.6)
Accrued expenses and other current liabilities	(54.6)	(37.3)
Non-current income tax, net and other long-term liabilities	(2.1)	(6.7)
Total adjustments	105.9	86.9
Net cash provided by operating activities	137.0	138.6
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired and other investments	(88.1)	(45.3)
Capital expenditures	(10.0)	(14.1)
Other investing activities, net	0.2	6.9
Net cash used in investing activities	(97.9)	(52.6)
Cash flows from financing activities:
Borrowings of debt	818.8	689.6
Repayments of debt	(922.5)	(664.6)
Dividends paid on common stock	(4.1)	(4.2)
Purchases of common stock	(11.1)	—
Purchases of common stock tendered by employees to satisfy the required withholding taxes related to share-based payment awards	(1.2)	(0.9)
Other financing activities, net	(0.1)	(0.2)
Net cash (used in) provided by financing activities	(120.2)	19.6
Effect of exchange rate changes on cash and cash equivalents	1.8	1.5
Net (decrease) increase in cash and cash equivalents	(79.3)	107.2
Cash and cash equivalents, as of beginning of period	698.6	582.5
Cash and cash equivalents, as of end of period	$619.3	$689.7

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

	For the Three Months Ended
	March 31,
Non-GAAP financial measures and reconciliation:	2017	2016
GAAP net income attributable to World Fuel	$31.3	$51.8
Acquisition related charges, net of income taxes (1)	2.1	1.2
Severance and other restructuring-related costs, net of income taxes (2)	1.2	—
Adjusted net income attributable to World Fuel	$34.6	$53.0
Share-based compensation expense, net of income taxes (3)	2.7	2.8
Intangible asset amortization expense, net of income taxes (4)	7.2	6.7
Non-GAAP net income attributable to World Fuel	$44.5	$62.5

GAAP diluted earnings per common share	$0.45	$0.74
Acquisition related charges, net of income taxes (1)	0.03	0.02
Severance and other restructuring-related costs, net of income taxes (2)	0.02	—
Adjusted diluted earnings per common share	$0.50	$0.76
Share-based compensation expense, net of income taxes (3)	0.04	0.04
Intangible asset amortization expense, net of income taxes (4)	0.10	0.10
Non-GAAP diluted earnings per common share	$0.64	$0.90

(1)	The pre-tax amount of acquisition related charges was $2.9 million and $1.5 million for the three months ended March 31, 2017 and 2016, respectively.

(2)	The pre-tax amount of severance and other restructuring-related costs was $1.9 million for the three months ended March 31, 2017

(3)	The pre-tax amount of share-based compensation expense was $4.1 million and $4.1 million for the three months ended March 31, 2017 and 2016, respectively.

(4)	The pre-tax amount of intangible asset amortization expense attributable to World Fuel Services was $9.7 million and $8.4 million for the three months ended March 31, 2017 and 2016, respectively.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended
	March 31,
Revenue:	2017	2016
Aviation segment	$3,317.4	$2,219.4
Land segment	2,783.4	1,695.0
Marine segment	2,093.5	1,276.5
	$8,194.3	$5,190.8
Gross profit:
Aviation segment	$100.0	$88.7
Land segment	97.8	93.6
Marine segment	33.6	39.2
	$231.4	$221.5
Income from operations:
Aviation segment	$40.4	$34.0
Land segment	21.4	34.0
Marine segment	8.3	11.4
	70.1	79.4
Corporate overhead - unallocated	(19.8)	(18.4)
	$50.3	$61.0

SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended
	March 31,
Volume (Gallons):	2017	2016
Aviation Segment	1,831.0	1,626.4
Land Segment	1,497.1	1,213.1
Marine Segment (1)	1,803.6	2,022.9
Consolidated Total	5,131.7	4,862.4

(1)	Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons was 6.8 for the three months ended March 31, 2017.

CONTACT:
World Fuel Services Corporation
Ira M Birns, 305-428-8000
Executive Vice President & Chief Financial Officer
Or
Glenn Klevitz, 305-428-8000
Vice President, Assistant Treasurer